UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2021

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HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

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Delaware	000-52046	36-4151663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 North Loop East

Houston, Texas 77029

(Address of Principal Executive Offices) (Zip Code)

(713) 609-2100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HWCC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on June 15, 2021 of the transactions contemplated by that certain Agreement and Plan of Merger, by and among Houston Wire & Cable Company, a Delaware corporation (the “Company”), OmniCable LLC, a Delaware (formerly Pennsylvania) limited liability company (“OmniCable”), and OCDFH Acquisition Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of OmniCable (the “Merger Agreement”). Pursuant to the terms and conditions set forth in the Merger Agreement, on June 15, 2021, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company became a wholly owned subsidiary of OmniCable.

Item 1.02. Termination of a Material Definitive Agreement.

At the Effective Time, all obligations outstanding under the Fourth Amended and Restated Loan and Security Agreement, dated as of October 1 2015, as amended (the “Loan Agreement”), among HWC Wire & Cable Company, as a borrower and borrower agent, PFI, LLC, as successor by merger to Vertex Corporate Holdings, Inc. and Vertex-PFI, Inc., as a borrower, the Company, as guarantor, certain financial institutions, as lenders, and Bank of America, N.A., as agent for said lenders, were repaid or provided for, and the parties to the Loan Agreement agreed to terminate the Loan Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 15, 2021, OmniCable completed its acquisition of the Company pursuant to the terms of the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the treasury of the Company or owned of record by the Company, OmniCable or any of their respective subsidiaries, and (ii) shares of Company common stock held by stockholders who have not voted in favor of, or consented to the adoption of, the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law) was cancelled and automatically converted into the right to receive $5.30 in cash (the “Merger Consideration”), without interest and subject to required withholding taxes.

At the Effective Time, (i) each outstanding share of restricted stock immediately vested in full and was converted into the right to receive the Merger Consideration, (ii) each outstanding restricted stock unit award and performance stock unit award, whether or not vested, was cancelled and converted into the right to receive an amount in cash equal to the number of shares of Company Common Stock subject to such award (assuming, in the case of performance stock awards, achievement of 100% of the applicable target) times the Merger Consideration, and (iii) each outstanding stock unit under the Company’s Nonemployee Director Deferred Compensation Plan was cancelled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock subject to such unit times the Merger Consideration.

The description of the Merger Agreement and the Merger contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 24, 2021, and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated by reference into this Item 3.01.

On June 15, 2021, the Company notified the Nasdaq Stock Market (“Nasdaq”) that the Merger had been completed and requested that Nasdaq (i) halt trading of the Company Common Stock on Nasdaq as of the close of business on June 15, 2021, (ii) suspend the Company Common Stock from listing on Nasdaq as of the close of business on June 15, 2021 and (iii) file with the SEC a notification of removal from listing and registration on Form 25 to delist the Company Common Stock from Nasdaq and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Stock will no longer be listed on Nasdaq.

The Surviving Corporation intends to file a Form 15 with the SEC terminating registration of the Company Common Stock under Section 12(g) of the Exchange Act and suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As set forth under Item 2.01, at the Effective Time, each share of Company Common Stock ceased to represent any rights as a stockholder of the Company, other than the right to receive the Merger Consideration.

Item 5.01. Changes in Control of Registrant.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Surviving Corporation became a wholly owned subsidiary of OmniCable. The total amount of consideration paid to holders of Company Common Stock and outstanding equity awards was approximately $91 million. The funds used by OmniCable to acquire the Company were provided by its parent entity, Dot Holding Co, and borrowings under a credit facility with various bank lenders for which Bank of America, N.A., is acting as agent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the Merger, each of the members of the board of directors of the Company resigned as a director of the Company and from all committees of the board of directors on which he or she served, effective as of the Effective Time. Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Merger became the directors of the Surviving Corporation.

In connection with the Merger, James L. Pokluda III, the Company’s President and Chief Executive Officer, and Eric W. Davis, the Company’s Vice President and Chief Financial Officer, have been separated from their respective positions with the Company effective June 15, 2021. Pursuant to the terms of their respective employment agreements with the Company and subject to execution and non-revocation of general releases of claims in favor of the Company and continued compliance with restrictive covenants, Mr. Pokluda and Mr. Davis will become entitled to severance benefits for a termination by the Company without cause following a change in control of the Company, which are described in the Company’s Proxy Statement filed with the SEC on May 12, 2021.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Company and the by-laws of the Company were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 8.01. Other Events.

On June 15, 2021, the Company and OmniCable issued a joint press release in connection with the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Houston Wire & Cable Company
3.2	Amended and Restated By-Laws of Houston Wire & Cable Company
99.1	Press Release dated June 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: June 15, 2021	By:	/s/ Martin H. Truong
Martin H. Truong
Assistant Secretary